UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 17, 2011

BTHC XV, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-52808	20-5456294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Underground Grand Canyon Linyi City, Yishui County, Shandong Province, China 276400
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:		+86 539-2553919

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01               Changes in Registrant’s Certifying Accountant.

On March 17, 2011, BTHC XV, Inc. (the “Company”) dismissed Zhonglei Certified Public Accountants Ltd. (“Zhonglei”).  Zhonglei was engaged as the Company’s independent registered public accounting firm on October 18, 2010 in connection with the closing of the share exchange transaction (the “Share Exchange”) with the former shareholders of Long Fortune Valley Tourism International Limited, a Cayman Islands company (“Long Fortune”).  Zhonglei was the auditor for Long Fortune for the fiscal years ended December 31, 2009 and 2008.  The Share Exchange was disclosed on the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2010, as amended on December 6, 2010 and further amended on January 3, 2011 (the “Share Exchange Form 8-K”), in which Item 4.01 disclosure is provided with respect to Zhonglei’s replacement of S. W. Hatfield, CPA (the “Former Accountant”).  The decision to change independent registered public accounting firms was approved and ratified by the Company’s Board of Directors.

The report of Zhonglei on Long Fortune’s financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle.  Additionally, during fiscal 2009 and 2008 and any subsequent interim period, there were no disagreements with Zhonglei on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

While Zhonglei was engaged by the Company, there was no disagreement with Zhonglei on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to the Company or Long Fortune, which disagreement, if not resolved to the satisfaction of Zhonglei, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

As reported on the Share Exchange Form 8-K, during the Company’s 2009 and 2008 fiscal years and during all subsequent interim periods preceding the dismissal of the Former Accountant as of October 18, 2010, there was no disagreement between the Company and the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Former Accountant, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such years.

The Company has provided Zhonglei with a copy of the disclosures to be included in Item 4.01 of this Current Report and requested that Zhonglei furnish the Company with a letter addressed to the SEC stating whether or not Zhonglei agrees with the foregoing statements.  A copy of the letter from Zhonglei to the SEC, dated March 17, 2011, is attached as Exhibit 16.1 to this Current Report.

The Company’s Board of Directors has approved the selection of MaloneBailey LLP (“MaloneBailey”) as its independent registered public accounting firm as of March 17, 2011.

Prior to engaging MaloneBailey, the Company did not consult with MaloneBailey regarding (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by MaloneBailey on the Company’s financial statements, and MaloneBailey did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

16.1	Letter from Zhonglei Certified Public Accountants Ltd., dated March 17, 2011 regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           March 23, 2011
BTHC XV, INC.

By:	/s/ Zhang Shanjiu
Name: Zhang Shanjiu
Title: Chairman, President and
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter from Zhonglei Certified Public Accountants Ltd., dated March 17, 2011 regarding change in certifying accountant.